UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 15, 2006

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

W239 N1700 Busse Road, Waukesha, WI 53188-1160
(Address of principal executive offices, including zip code)

(262) 523-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        As previously reported in The Middleton Doll Company’s (the “Company”) Current Report Form 8-K dated January 4, 2006, filed with the Securities and Exchange Commission on January 10, 2006 (the “Previous Current Report”), the Company entered into an asset purchase agreement to sell substantially all of the loans and loan participations owned by Lee Middleton Original Dolls, Inc. to InvestorsBank. The information respecting the asset purchase agreement and the sale of the loans and loan participations contained in Item 1.01 of the Previous Current Report is incorporated into this Current Report on Form 8-K by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Sale of Loans and Loan Participations

        In connection with the asset purchase agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company completed the sale of loans for the aggregate purchase price of $822,058, plus accrued interest, on January 17, 2006, and the Company completed the sale of loans for the aggregate purchase price of $2,173,768, plus accrued interest, on January 31, 2006. Pursuant to the asset purchase agreement, the Company expects to complete the sale of the additional loan participations no later than June 30, 2006 for an aggregate purchase price of approximately $5,022,002, plus accrued interest. The information respecting the asset purchase agreement and the sale of the loans and loan participations contained in Item 2.01 of the Previous Current Report is incorporated into this Current Report on Form 8-K by reference.

        The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

        Pursuant to a transaction not subject to the asset purchase agreement, the Company completed the sale of two additional loans to InvestorsBank for the aggregate purchase price of $2,792,375, plus accrued interest, on March 15, 2006.

Sale of Leased Real Estate Properties

        As previously reported, the Board of Directors of the Company and Lee Middleton Original Dolls approved the sale of all the leased real estate properties of Lee Middleton Original Dolls. The Company is making these sales from time to time, in separate transactions, at prices approved by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or the Vice President Finance of Lee Middleton Original Dolls. The Company completed the sale of three leased real estate properties in three separate transactions on January 19, 2006, January 31, 2006 and February 15, 2006, for an aggregate purchase price of $4,115,000.

        The likelihood of the sale of the remaining leased real estate and the sales proceeds to be generated are subject to conditions in the Waukesha County real estate market for industrial and commercial buildings similar to that owned by Lee Middleton Original Dolls, which will affect the availability of purchasers and the prices at which such real estate can be sold.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President
Finance and Treasurer

Date: March 20, 2006